HSBC INVESTOR PORTFOLIOS

                                 VALUE PORTFOLIO

                             SUB-ADVISORY AGREEMENT

      AGREEMENT,   effective   commencing  on  November  9,  2007,  between  NWQ
Investment  Management  Company,  LLC (the  "Sub-adviser")  and HSBC Investments
(USA) Inc. (the "Manager").

      WHEREAS, the Manager has been retained by HSBC Investor Portfolios, a New York master trust (the "Trust") registered as an open-end diversified investment management company under the Investment Company Act of 1940, as amended (the "1940 Act"), to provide investment advisory services to the Value Portfolio (the "Portfolio") pursuant to an Investment Advisory Contract dated December 31, 1999 and amended and restated March 1, 2001, and Supplement thereto;

      WHEREAS, the Trust's Board of Trustees, including a majority of the Trustees who are not parties to this Agreement or "interested persons," as defined in the 1940 Act, of any party to this Agreement, have approved the appointment of the Sub-adviser to perform certain investment advisory services for the Portfolio pursuant to this Sub-advisory Agreement and the Sub-adviser is willing to perform such services for the Portfolio;

      WHEREAS, the Sub-adviser is registered or exempt from registration as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

      WHEREAS, on June 19, 2007, Nuveen Investments, Inc., the parent company of the Sub-adviser, entered into an agreement to be acquired by investors led by Madison Dearborn Partners, LLC ("MDP"), a private equity investment firm (the "Transaction");

      WHEREAS,   upon  the  closing  of  the   Transaction   there  will  be  an
"assignment," as defined in the 1940 Act, of the Sub-advisory Agreement dated March 12, 2004 between the Sub-adviser and the Manager (the "Prior Agreement");

      WHEREAS, the parties desire to have this Sub-advisory Agreement supersede the Prior Agreement upon the closing of the Transaction.

      NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-adviser as follows:

      1. APPOINTMENT. The Manager hereby appoints the Sub-adviser to perform advisory services to the Portfolio for the periods and on the terms set forth in this Sub-advisory Agreement. The Sub-adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

      2. INVESTMENT ADVISORY DUTIES. Subject to the supervision of the Board of Trustees of the Trust and the Manager, the Sub-adviser will, in coordination with the Manager, (a) provide a program of continuous investment management for the Portfolio in accordance with the Portfolio's investment objectives, policies and limitations as stated in the Portfolio's Prospectus and Statement of Additional Information included as part of the Trust's Registration Statement on behalf of the Portfolio filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Sub-adviser by the Manager; (b) make investment decisions for the Portfolio; and (c) place orders to purchase and sell securities for the Portfolio. In particular, the Sub-adviser will be responsible for the market timing of purchases and sales and for all yield enhancement strategies used in managing the Portfolio.

      In performing its investment management services to the Portfolio hereunder, the Sub-adviser will provide the Portfolio with ongoing investment guidance and policy direction. The Sub-adviser will determine the securities, instruments, repurchase agreements, options and other investments and techniques that the Portfolio will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Portfolio. The Sub-adviser will determine what portion of the Portfolio shall be invested in securities and other assets.

      The Sub-adviser further agrees that, in performing its duties hereunder, it will:

      (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

      (b) manage the Portfolio so that it will qualify, and continue to qualify (except where extraordinary circumstances dictate otherwise), as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

      (c) place orders pursuant to its investment determinations for the Portfolio directly with the issuer, or with any broker or dealer the Sub-adviser may choose, in accordance with applicable policies expressed in the Portfolio's Prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

      (d) furnish to the Trust whatever statistical information the Trust may reasonably request in writing with respect to the Portfolio's assets or contemplated investments. In addition, the Sub-adviser will keep the Trust and the Trustees informed of developments materially affecting the Portfolio and shall, on the Sub-adviser's own initiative, furnish to the Trust from time to time whatever information the Sub-adviser believes appropriate for this purpose;

      (e) make available to the Manager and the Trust, promptly upon their written request, such copies of its investment records and ledgers with respect to the Portfolio as may be required to assist the Manager and the Trust in their compliance with applicable laws and regulations. The Sub-adviser will furnish the Trustees with such periodic and special reports regarding the Portfolio as they may reasonably request in writing;

      (f) immediately notify the Manager and the Trust in the event that the Sub-adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-adviser from serving as an investment adviser pursuant to this Sub-advisory Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-adviser further agrees to notify the Trust and the Manager promptly if any statement regarding the Sub-adviser contained in the Trust's Registration Statement with respect to the Portfolio, or any amendment or supplement thereto, becomes untrue or incomplete in any material respect.

      In performing its duties under this Agreement, the Sub-adviser shall manage and invest the Portfolio's assets in accordance with the Portfolio's investment objectives, policies and restrictions as well as applicable federal and state securities laws, based upon instructions as may be provided to the Sub-adviser by the Manager, the Portfolio's administrator, accountant, custodian or other agent designated by the Manager as responsible for testing compliance of the Portfolio (the "Compliance Agent"). The Sub-adviser further agrees to manage and invest the Portfolio's assets in accordance with instructions as may be provided to the Sub-adviser from time to time by the Manager or the Compliance Agent in an effort to ensure that the Portfolio meets and maintains, so long as required by the Code, the requirements for qualification as a regulated investment company under Subchapter M of the Code and regulations issued thereunder.

      In fulfilling its obligations under this Agreement, the Sub-adviser shall be entitled to reasonably rely on and act in accordance with instructions provided by the Manager or Compliance Agent.

      3. ALLOCATION OF CHARGES AND EXPENSES. Except as otherwise specifically provided in this Section 3, the Sub-adviser shall pay the compensation and expenses of all its directors, partners, officers and employees, if any, who serve as officers and executive employees of the Trust (including the Portfolio's share of payroll taxes), and the Sub-adviser shall make available, without expense to the Portfolio, the service of its directors, partners, officers and employees, if any, who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

      The Sub-adviser shall not be required to pay any expenses of the Portfolio other than those specifically allocated to the Sub-adviser in this Section 3. In particular, but without limiting the generality of the foregoing, the Sub-adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's employees as are officers or employees of the Sub-adviser whose services may be involved, for the following expenses of the Portfolio: organization and offering expenses of the Portfolio (including out-of-pocket expenses); fees payable to any other Portfolio advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; dues and expenses incurred by or with respect to the Portfolio in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Portfolio; payments for maintaining the Portfolio's financial books and records and calculating the daily net asset value of the Portfolio's shares; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Portfolio for sale (if any); freight, insurance and other charges in connection with the shipment of the portfolio securities of the Portfolio; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Portfolio, or of entering into other transactions or engaging in any investment practices with respect to the Portfolio; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery; litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Portfolio's business) of officers, trustees and employees of the Trust who are not interested persons of the Sub-adviser; and travel expenses (or an appropriate portion thereof) of officers or trustees of the Trust who are officers, directors or employees of the Sub-adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof or advisers thereto.

      4. COMPENSATION. As compensation for the services provided and expenses assumed by the Sub-adviser under this Agreement, the Trust will pay the Sub-adviser within 21 calendar days after the end of each calendar quarter an advisory fee computed daily based on the Portfolio's average daily net assets, equal on an annual basis to 0.35% of the average net assets up to $500 million, 0.30% of the average net assets over $500 million up to $1 billion, and 0.25% of average net assets in excess of $1 billion. The "average daily net assets" of the Portfolio shall mean the average of the values attributed to the Portfolio's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Portfolio is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Portfolio lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Portfolio shall always be determined pursuant to the applicable provisions of the Trust's Declaration of Trust, as amended, and Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 4, the value of the net assets of the Portfolio as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Portfolio's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Portfolio has been so suspended for a period including any quarter end when the Sub-adviser's compensation is payable pursuant to this Section, then the Sub-adviser's compensation payable at the end of such quarter shall be computed on the basis of the value of the net assets of the Portfolio as last determined (whether during or prior to such quarter). If the Portfolio determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 4. In the event that this Agreement is terminated pursuant to Section 10 hereof, the Sub-adviser shall be entitled to a PRO RATA portion of the fee under this
Section 4 through and including the date upon which the Agreement is terminated and the Sub-adviser ceases to provide investment advisory services to the Portfolio hereunder.

      5. BOOKS AND RECORDS. The Sub-adviser agrees to maintain such books and records with respect to its services to the Portfolio as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, including the Investment Advisers Act of 1940 and the Securities and Exchange Act of 1934, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Manager shall maintain all books and other records not related to the Portfolio's transactions. The Sub-adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the joint property of the Portfolio and the Sub-adviser and a copy will be provided promptly to the Portfolio upon its written request. The Sub-adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Portfolio are being conducted in accordance with applicable laws and regulations.

      6. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Sub-adviser shall exercise its best judgment in rendering the services provided by it under this Sub-advisory Agreement. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the holders of the Portfolio's shares in connection with the matters to which this Sub-advisory Agreement relate, provided that nothing in this Sub-advisory Agreement shall be deemed to protect or purport to protect the Sub-adviser against any liability to the Portfolio or to holders of the Portfolio's shares to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-adviser's reckless disregard of its obligations and duties under this Sub-advisory Agreement. As used in this
Section 6, the term "Sub-adviser" shall include any officers, directors, partners, employees, agents or other affiliates of the Sub-adviser performing services for the Portfolio.

      7. INDEMNIFICATION.

      (a) The Sub-adviser hereby agrees to indemnify and hold harmless the Manager from any controversies, claims, suits, losses, liabilities, judgments, awards or settlements, and costs or expenses, including reasonable legal fees, directly or proximately caused by, the investment decisions rendered by the Sub-adviser in bad faith in a grossly negligent manner inconsistent with the Portfolio's stated investment objectives, guidelines and restrictions, any intentional failure of the Sub-adviser to fulfill any of its other obligations under this Sub-advisory Agreement, any willful omission to disclose material facts, by the Sub-adviser to the Portfolio or the Manager or any willful violation of applicable law by the Sub-adviser. The Sub-adviser also agrees to indemnify and hold harmless the Manager with respect to any reasonable losses incurred as the result of grossly negligent errors made by the Sub-adviser in transmitting orders to any broker for execution.

      (b) The Manager hereby agrees to indemnify and hold harmless the Sub-adviser from any controversies, claims, suits, losses, liabilities, judgments, awards or settlements, and costs or expenses, including reasonable legal fees, caused by, or in any related to, its failure to fulfill any of its obligations under this Sub-advisory Agreement, any willful omission to disclose material facts by the Manager to the Fund or the Sub-adviser or any willful violation of applicable law by the Manager.

      (c) If any party seeks indemnification under this Agreement (an "indemnified party"), it shall notify the other party (the "indemnifying party") in writing of the assertion of any third party claim or action and shall deliver all copies of materials received in connection with the matter to the indemnifying party. The indemnifying party shall have the right to control the defense of any such claim or action with counsel of its own choosing, and the indemnified party shall cooperate fully with the indemnifying party in the defense or settlement of any matter that is covered by paragraphs (a) or (b) above, subject to reimbursement by the indemnifying party for expenses incurred by the indemnified party in connection with the indemnifying party's participation in the defense.

      8. SERVICES NOT EXCLUSIVE. It is understood that the services of the Sub-adviser are not exclusive, and that nothing in this Sub-advisory Agreement shall prevent the Sub-adviser from providing similar services to other individuals, institutions or investment companies (whether or not their investment objectives and policies are similar to those of the Portfolio) or from engaging in other activities, provided such other services and activities do not, during the term of this Sub-advisory Agreement, interfere in a material manner with the Sub-adviser's ability to meet its obligations to the Trust and the Portfolio hereunder. When the Sub-adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-adviser recommends the purchase or sale of the same security for the Portfolio, the Sub-adviser may, but shall not be obligated to, aggregate the orders for securities to be purchased or sold. It is understood that in light of its fiduciary duty to the Portfolio, such transactions will be executed on a basis that is fair and equitable to the Portfolio. In connection with purchases or sales of portfolio securities for the account of the Portfolio, neither the Sub-adviser nor any of its directors, partners, officers or employees shall act as a principal or agent or receive any commission.

      9. DOCUMENTATION. The Trust shall provide the Sub-adviser with the following documents, as requested by the Sub-adviser:

      (a) the Trust's registration statement relating to the Portfolio, and any amendments thereto;

      (b) the current Declaration of Trust and By-laws (and any amendments thereto) of the Trust;

      (c) resolutions of the Board of Trustees of the Trust authorizing the appointment of the Sub-adviser to serve as Sub-adviser and approving this Sub-advisory Agreement; and

      (d) the Trust's Notification of Registration on Form N-8A.

      10. DURATION AND TERMINATION. This Sub-advisory Agreement and the terms and conditions contained herein shall become effective on the closing of the Transaction (the "Effective Date") and shall continue for an initial term of two years from the Effective Date unless sooner terminated as provided herein. Notwithstanding the foregoing, this Sub-advisory Agreement may be terminated:
(a) at any time without penalty upon thirty (30) days' written notice to the Sub-adviser by the Portfolio upon the vote of a majority of the Trustees or upon the vote of a majority of the Portfolio's outstanding voting securities, (b) at any time without penalty upon thirty (30) days' written notice to the Sub-adviser by the Manager, or (c) by the Sub-adviser upon thirty (30) days' written notice to the Trust or the Manager. Anything to the contrary herein notwithstanding, any termination carried out pursuant to this Section 10(c) shall be without penalty and, further, the compensation schedule set forth in
Section 4 hereof shall apply to the service of the Sub-adviser beyond the end of the notice period provided in this Section 10(c). This Sub-advisory Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) or the assignment or termination of the Advisory Agreement.

            In the event that the Effective Date has not occurred on or before December 31, 2007, this Sub-advisory Agreement shall be void AB INITIO and neither the Sub-adviser nor the Manager shall have any rights, duties or obligations hereunder and the Prior Agreement shall continue in full force and effect.

      11. AMENDMENTS. No provision of this Sub-advisory Agreement may be changed, waived, discharged or terminated orally, unless by an instrument in writing signed by both parties, and no amendment of this Sub-advisory Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Portfolio, and (ii) a majority of the Trustees of the Portfolio, including a majority of Trustees who are not interested persons of any party to this Sub-advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

      12. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be given in writing and mailed, faxed or delivered to the other party at its address as follows:

            If to the Manager:

            HSBC Investments (USA) Inc.
            452 Fifth Avenue
            New York, New York  10018
            Attention: Elba Vasquez

            If to the Sub-adviser:

            NWQ Investment Management Company, LLC
            2049 Century Park East, 4th Floor
            Los Angeles, California 90067
            Attention: Mary-Gene Slaven

      Any party may specify a different or additional address for notice by sending a written notice to the other at the address above, or at that or those last given hereunder.

      13. MISCELLANEOUS.

      (a) This Sub-advisory Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. Exclusive original jurisdiction to any claim, action or dispute between the parties arising out of this Agreement shall be solely in state or federal district courts sitting in the State of New York.

      (b)  The  captions  of  this  Sub-advisory   Agreement  are  included  for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      (c) If any provision of this Sub-advisory Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Sub-advisory Agreement shall not be affected hereby and, to this extent, the provisions of this Sub-advisory Agreement shall be deemed to be severable.

      (d) Nothing herein shall be construed as constituting the Sub-adviser, or any of its directors, officers or employees, an agent of the Manager or the Portfolio, nor the Manager, or any of its directors, officers or employees, an agent of the Sub-adviser.

      (e)  This   Sub-advisory   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, but counterparts shall, together, constitute only one Sub-advisory Agreement.

      (f) The undersigned officer of the Portfolio has executed this Sub-advisory Agreement not individually, but as an officer under the Portfolio's Declaration of Trust, and the obligations of this Sub-advisory Agreement are not binding upon the Portfolio's Trustees, its officers, or shareholders in the Portfolio individually, but bind only the Portfolio Trust estate.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of November 9, 2007.

                                          NWQ INVESTMENT MANAGEMENT COMPANY, LLC

                                          By: /s/ Darcy A. Gratz
                                              ----------------------------------
                                          Name: Darcy A. Gratz
                                          Title: Vice President


                                          HSBC INVESTMENTS (USA) INC.

                                          By: /s/ Richard A. Fabietti
                                              ----------------------------------
                                          Name: Richard A. Fabietti
                                          Title: Senior Vice President